UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2016

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 786-8787

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 29, 2016, SunTrust Banks, Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $1,000,000,000 aggregate principal amount of 2.90% Senior Notes due 2021 issued by the Company.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Exhibits 4.1, 5.1, 8.1, 23.1 and 23.2 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective registration statement on Form S-3 (Registration No. 333-206953) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated February 29, 2016, among SunTrust Banks, Inc. and SunTrust Robinson Humphrey, Inc., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters listed on Schedule I thereto.

4.1	Form of Note for 2.90% Senior Notes due 2021.

5.1	Opinion of King & Spalding LLP.

8.1	Tax Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2	Consent of King & Spalding LLP (including in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.

Date: March 3, 2016	By:	/s/ David A. Wisniewski
David A. Wisniewski
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 29, 2016, among SunTrust Banks, Inc. and SunTrust Robinson Humphrey, Inc., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters listed on Schedule I thereto.

4.1	Form of Note for 2.90% Senior Notes due 2021.

5.1	Opinion of King & Spalding LLP.

8.1	Tax Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2	Consent of King & Spalding LLP (including in Exhibit 8.1).